UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, Mauria Finley was appointed to the Board of Directors (the “Board”) of Fossil Group, Inc. (the “Company”), effective August 24, 2015.  Ms. Finley was not appointed to any committees of the Board.

Ms. Finley is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For her service on the Board, Ms. Finley will receive the Company’s standard non-employee director compensation, which includes an annual cash retainer of $60,000.  The annual retainer to be paid to Ms. Finley will be paid on a quarterly basis in arrears and will be pro-rated for the third quarter based on the number of days between the date of her appointment and September 30, 2015, the end of the third calendar quarter.

In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, as amended, Ms. Finley will receive a grant of restricted stock units as of the effective date of her appointment equal to the number of shares of common stock having an aggregate fair market value of $130,000, pro-rated to reflect the number of days between the date of her appointment and the one year anniversary of the Company’s 2015 Annual Stockholders Meeting. Ms. Finley would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $130,000 on the date of the Company’s 2016 Annual Stockholders Meeting if she is then serving as a non-employee director.  The restricted stock units to be granted to Ms. Finley vest and convert into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon her appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2016 Annual Stockholders Meeting; provided that Ms. Finley is providing services to the Company or its subsidiaries on each such vesting date.

On August 24, 2015, the Company issued a press release announcing the appointment of Ms. Finley, which is incorporated herein by reference.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                                                   Financial Statements and Exhibits.

(d)                                           Exhibits

99.1                                      Press Release, dated August 24, 2015, announcing the appointment of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 24, 2015

FOSSIL, INC.

		By:	/s/ Dennis R. Secor
Dennis R. Secor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 24, 2015, announcing the appointment of a director.